STATE OF DELAWARE
      SECRETARY OF STATE
   DIVISION OF CORPORATIONS
  FILED 09:00 AM 05/24/2001
     010250072 - 2044441

                         SIXTH CERTIFICATE OF AMENDMENT
                                       OF
                    THE RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                           AMERIHOST PROPERTIES, INC.


         AMERIHOST PROPERTIES, INC. (the "Corporation"), a corporation organized and existing under and by virtue of Title 8, Chapter 1 of the Delaware Code of 1953, DOES HEREBY CERTIFY:

         FIRST: The Board of Directors of the Corporation adopted a resolution proposing to amend the Corporation's Restated Certificate of Incorporation to change the name of the Corporation from Amerihost Properties, Inc. to Arlington Hospitality, Inc.

         SECOND: At the annual meeting of the shareholders held on May 24, 2001, upon notice in accordance with Section 222 of the Delaware General Corporation Law, a majority of the outstanding stock was voted in favor of the resolution of the Board of Directors.

         THIRD: The Restated Certificate of Incorporation of the Corporation is hereby amended by deleting Article First of the Restated Certificate of Incorporation in its entirety and substituting therefor the following new Article First:

                                 "Article First

                                      Name
                                      ----

         The name of the Corporation is Arlington Hospitality, Inc."

         FOURTH: The foregoing amendment has been duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

         IN  WITNESS  WHEREOF,  AMERIHOST  PROPERTIES,   INC.  has  caused  this
Certificate  to be signed by its President  and Secretary  this 24th day of May,
2001

                                               AMERIHOST PROPERTIES, INC.


                                               By: /s/ Michael P. Holtz
                                                  ------------------------------
                                                    Michael P. Holtz, President


                                               ATTEST:


                                               By: /s/ James B. Dale
                                                  ------------------------------
                                                    James B. Dale, Secretary